SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

September 11, 2003

            Structured Asset Securities Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-106925	74-2440850
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

745 7th Avenue, 7th Floor New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 526-7000

                                                  None

(Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events.1

Filed concurrently herewith under Form SE are certain materials (the “Computational Materials”) furnished to the Registrant by Lehman Brothers Inc. (the “Underwriter”) in respect of Fieldstone Mortgage Investment Corp. 2003-1, Mortgage Backed Notes, Series 2003-1 (the “Publicly-Offered Notes”).  The Publicly-Offered Notes will be registered pursuant to the Act under a Registration Statement on Form S-3 (No. 333-106925) (the “Registration Statement”).  The Computational Materials are incorporated by reference in the Registration Statement.

The Computational Materials were prepared solely by the Underwriter and the Registrant did not prepare or participate (other than providing the background information concerning the underlying pool of assets upon which the Computational Materials are based to the Underwriter) in the preparation of the Computational Materials.

Any statements or information contained in the Computational Materials shall be deemed to be modified or superseded for purposes of the Prospectus and the Registration Statement by statements or information contained in the Prospectus.

In connection with the offering of the Fieldstone Mortgage Investment Corp. 2003-1, Mortgage Backed Notes, Series 2003-1, the Underwriter has prepared certain materials (the “Collateral Term Sheet”), for distribution to potential investors.  Although Structured Asset Securities Corporation provided the Underwriter with certain information regarding the characteristics of the mortgage loans in the related portfolio, it did not participate in the preparation of the Collateral Term Sheet filed hereby.

For purposes of this Form 8-K, “Collateral Term Sheet” shall mean certain descriptive information about the mortgage loans underlying the offering of Fieldstone Mortgage Investment Corp. 2003-1’s offering of Mortgage Backed Notes, including data regarding the contractual and related characteristics of the underlying mortgage loans, such as the weighted average coupon, weighted average maturity and other factual information regarding the types of assets comprising the mortgage pools.  The Collateral Term Sheet is filed concurrently herewith under Form SE.

Capitalized terms used but not otherwise defined herein shall have the same meanings ascribed to them in the Prospectus.

Item 7.  Financial Statements; Pro Forma Financial Information and Exhibits.

(a)

Not applicable.

(b)

Not applicable.

(a)

Exhibits:

99.1

Computational Materials and Collateral Term Sheet. (P)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRUCTURED ASSET SECURITIES

      CORPORATION

By:

/s/ Matthew Lewis

Name: Matthew Lewis

Title:   Senior Vice President

Dated:  September 15, 2003

EXHIBIT INDEX

Exhibit No.

Description

Page No.

99.1

Computational Materials

      P

and Collateral Term Sheet

Exhibit 99.1     Computational Materials and Collateral Term Sheet (P)

[To be filed on Form SE]